UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2022

KORE Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	(001-40856)	86-3078783
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3700 Mansell Road, Suite 300

Alpharetta, GA 30022

877-710-5673

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	KORE	The New York Stock Exchange
Warrants to purchase common stock	KORE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on November 29, 2021, KORE Group Holdings, Inc. (the “Company”) announced Puneet Pamnani stepped down from his role as the Company’s Chief Financial Officer, effective November 23, 2021 (the “Transition Date”), and is expected to depart from the Company on February 28, 2022 (the “Separation Date”). On January 3, 2022, Mr. Pamnani, the Company and KORE Wireless Group Inc. (“KORE”) entered into a separation agreement (the “Separation Agreement”).

Pursuant to the terms of the Separation Agreement, Mr. Pamnani will provide advisory services to assist in the Chief Financial Officer transition beginning on the Transition Date and ending on the Separation Date, during which period Mr. Pamnani will continue to receive his base salary and remain eligible to participate in certain benefit plans and programs of KORE. Mr. Pamnani will receive all accrued and unpaid salary and any unreimbursed business expenses incurred through the Separation Date, payable in a lump sum within 30 days after the Separation Date. Subject to Mr. Pamnani’s execution and non-revocation of a general release and reaffirmation agreement, Mr. Pamnani will also receive: (i) payment of his salary for a period of 15 months following the Separation Date (the “Severance Term”); (ii) payment of KORE’s portion of Mr. Pamnani’s and his dependents’ COBRA premiums under KORE’s major medical group health plan on a monthly basis during the Severance Term; (iii) payment of his annual bonus for fiscal year 2021, pursuant to the terms of his employment agreement and the Separation Agreement; and (iv) payment for accrued but unused paid time off. The Separation Agreement includes a customary release of claims by Mr. Pamnani in favor of the Company. Mr. Pamnani is also subject to certain continuing obligations and restrictions, including with respect to confidentiality, non-competition, non-solicitation and non-disparagement.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this current report:

Exhibit No.	Description

10.1	Separation Agreement, dated January 3, 2022, by and among Puneet Pamnani, the Company and KORE Wireless Group Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORE Group Holdings, Inc.

Date: January 7, 2022	By:	/s/ Jack W. Kennedy Jr.
	Name:	Jack W. Kennedy Jr.
	Title:	Executive Vice President, Chief Legal Officer and Secretary